                                                                    Exhibit 10.5


                              THE BORROWERS NAMED
                                    HEREIN


                         (collectively, the Borrower)


                                      and


                         SECORE FINANCIAL CORPORATION
                                   (Lender)



                           __________________________

                                 LOAN AGREEMENT
                           __________________________



                         Dated:  As of August 3, 1998

                               TABLE OF CONTENTS

Page
---------

     1.    The Note and the Security Instruments..............  1

     2.    Loan Documents.....................................  1

     3.    Property Releases..................................  2

     4.    Substitution of Properties.........................  6

     5.    Lock-box Account................................... 12

     6.    Replacements and Replacement Reserve............... 14

     7.    Required repairs; required repair funds............ 21

     8.    Events of Default.................................. 24

     9.    Sale of Notes and Securitization; Indemnification.. 24

     10.   Incorporation of Provisions........................ 26

     12.   Representations and Warranties..................... 26

     13.   Construction of Agreement.......................... 27

     14.   Parties Bound, Etc................................. 27

     15.   Waivers............................................ 27

     16.   Governing Law...................................... 27

     17.   Severability....................................... 28

     18.    Notices........................................... 28

     19.   Fees and Expenses.................................. 28

     20.   Modification....................................... 28

     21.   No Oral Agreements................................. 28

     22.   Definitions........................................ 28

     23.   Recourse........................................... 29

          THIS LOAN AGREEMENT made as of the 3rd day of August, 1998 between the undersigned borrowers listed on the signature pages hereto, each having an office at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007 (hereinafter referred to, individually and collectively, as the context may require, as a "Borrower") and SECORE FINANCIAL CORPORATION, having an office at Three Bethesda Metro Center, Suite 700, Bethesda, Maryland 20814 (hereinafter referred to as "Lender");


                             W I T N E S S E T H :

          WHEREAS, at the request of Borrower, Lender has agreed to fund to Borrower a loan in the principal amount of $250,000,000 (the "Loan") pursuant to the terms of this Agreement;

          WHEREAS, the Loan is evidenced by that certain note of even date herewith made by Borrower to Lender in the original principal amount of $250,000,000 (the "Note") to be secured by sixteen (16) certain Mortgages, Deeds of Trust, Deeds to Secure Debt and other real estate security instruments, as the case may be, each of even date herewith, made by Borrower and each in the amount of $250,000,000 (collectively, the "Security Instruments"), covering sixteen (16) parcels of land more fully described in Schedule A attached hereto and made a part hereof (individually, a "Parcel" and collectively, the "Parcels");

          WHEREAS, at the request of Borrower, Lender has agreed, among other things, to (i) permit Borrower to release certain Properties (defined below) from the lien of the Security Instruments and (ii) provide the establishment of a lockbox account upon the occurrence of an Event of Default (defined herein) under the Loan Documents (defined below).

          NOW, THEREFORE, in consideration of ten dollars ($10) and other good and valuable consideration, the receipt of which is hereby acknowledged, Lender and Borrower hereby covenant and agree as follows:

  1. The Note and the Security Instruments.  The indebtedness of Borrower shall
     -------------------------------------
     be: (i) evidenced by the Note, and (ii) secured by, among other things, (a) the Security Instruments made by Borrower covering the fee estate of Borrower, in each Parcel, the Improvements (as such term is defined in the Security Instruments) located on each Parcel and other property, rights and interests of Borrower in the same (individually, a "Property" and collectively, the "Properties"), and (b) assignments of leases and rents each given by Borrower to Lender dated the date hereof and covering the Properties (the "Assignments of Rents").

  2. Loan Documents.  The term "Loan Documents" as used in this Agreement shall
     --------------
     collectively mean the Note, the Security Instruments, the Assignments of Rents, the Assignments of Agreements, Permits and Contracts, the Environmental Indemnity Agreement, and the Conditional Assignment of Management Agreement and Subordination of Management Fees, each dated the date hereof between Borrower and Lender, this

     Agreement and all other documents and instruments of any nature whatsoever executed or delivered in connection with the Loan.

  3. Property Releases.  Subject to the terms and conditions set forth herein,
     -----------------
     Borrower shall have the right, from time to time, on any Payment Date (as defined in the Note), or on any Business Day (as defined in the Note), to obtain a release (a "Property Release") of a Property from the lien of the related Security Instrument (i) provided that no default under this Agreement, the Note, the Security Instruments or any other Loan Document has occurred and is continuing and (ii) subject to compliance with the provisions set forth below in this Section 3, legal, record, economic and beneficial ownership of the Property for which a Property Release is being requested (the "Release Premises") is simultaneously with the granting of the Property Release transferred (a "Release Premises Transfer") to and shall be owned immediately after such Property Release by a person(s), party(ies) or entity(ies) other than Borrower, the Operating Tenant (as defined in the Security Instruments) or any affiliate of Borrower or of any Operating Tenant ("Release Premises Transferee"). In the event that the Borrower seeks to release a Property from the lien of the related Security Instrument, Lender shall release such Property from the lien of the related Security Instrument and the Loan Documents, but only upon receipt by Lender of the following:

     (a) At least thirty (30) days but no more than ninety (90) days prior written notice of Borrower's request to obtain a release of the Release Premises in the form attached hereto as Exhibit A;

     (b) A certificate of Borrower certifying the requirements set forth in Paragraph 3(g) of this Loan Agreement shall be true after giving effect to such transfer;

     (c) At least five (5) Business Days' prior to such Property Release notice of prepayment;

     (d) A wire transfer of immediately available federal funds in an amount equal to the sum of (i) one hundred twenty five percent (125%) of the Allocated Loan Amount for the Release Premises as set forth on Schedule B attached hereto (the "Release Amount") and (ii) all accrued and unpaid interest with respect to the Release Amount and any other amounts owing to Lender in connection with the Release Premises, including Breakage Costs, ( as defined in the Note) if any, as set forth in Article 2, Section (c) of the Note;

     (e) If applicable, all proposed documents related to the Release Premises Transferee and such documents, certificates and assurances that Lender shall reasonably request to evidence and confirm that the Release Premises is simultaneously with the Property Release being transferred to a Release Premises Transferee;

     (f) Payment of all Lender's costs and expenses, including due diligence review costs and reasonable counsel fees and disbursements incurred in connection with the Property Release and the review and approval of the documents and information required to be delivered in connection therewith ("Property Release Expenses");

     (g) Evidence satisfactory to Lender that the Aggregate Debt Service Coverage Ratio (hereinafter defined) for the twelve (12) month period immediately preceding the Property Release with respect to the Properties remaining encumbered by the liens of the Security Instruments after giving effect to the Property Release shall be equal to or greater than the greater of
(i) the Aggregate Debt Service Coverage Ratio with respect to all of the Properties for the twelve (12) months immediately preceding the date hereof (1.66 to 1.00; the "Origination DSCR") or (ii) the Aggregate Debt Service Coverage Ratio with respect to all of the Properties then encumbered by the liens of the Security Instruments immediately prior to such release, for the twelve (12) months immediately preceding the second calendar month prior to the date of the proposed Property Release (the "Current DSCR");

     (h) If the Securities (as defined herein) are then rated by the Rating Agencies (as defined in the Security Instruments), the written confirmation of the Rating Agencies that the Property Release shall not result in a downgrade, withdrawal or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance reasonably satisfactory to Lender and its counsel; and

     (i) If the Operating Lease for the Release Premises (as defined in the related Security Instruments) has been terminated pursuant to Section 36.1 of the Operating Lease, and, after giving effect to such Release, the Borrower that owned the Release Premises prior thereto (the "Release Premises Transferor") is the owner of a Property that remains encumbered by the lien of the Security Instruments, an estoppel certificate from the Operating Tenant in form satisfactory to Lender stating that the Operating Lease has been terminated and that the Operating Tenant has released the Release Premises Transferor from all liability for the payment of any and all termination payments or any other payments due to the Operating Tenant pursuant to the terms of the Operating Lease and that the Release Premises Transferor has no further liability or obligation in connection with said Operating Lease or, if the Operating Lease on the Release Premises has not been terminated, an estoppel certificate from the Operating Tenant in form satisfactory to Lender that such Operating Lease, as it relates to the Release Premises, is and will remain in full force and effect following the Release Premises Transfer and that the Release Premises Transferor has no liability for the payment of any termination payments or any other payments due to the Operating Tenant pursuant to the terms of the Operating Lease and that the Release Premises Transferor has no further liability or obligation in connection with said Operating Lease.

          The term "Aggregate Debt Service Coverage Ratio" shall mean the ratio of (a) the sum of NOI (defined below) derived from the operation of each of the Properties, including Rents and Accounts Receivable, other than the Release Premises (if the calculation is being made in connection with a Property Release) and any Property which has, prior to any particular Property Release, been theretofore released, during the applicable period, to (b) the total Debt Service (defined below) that would be payable under the Note for the applicable period. For purposes of this calculation, "Debt Service" shall mean, for any given period during the term of the Loan, an amount equal to the aggregate amount of interest payable on the outstanding principal balance of the Loan for such period, assuming an interest rate equal to the greater of (i) 10.25% per annum or (ii) the Applicable Interest Rate (as defined in the Note) for such period.

          The term "NOI" as used herein shall mean, with respect to any Property, for any given period, the Gross Income (defined below) for such Property for such period less Expenses (hereinafter defined) attributable to such Property for such period, as more particularly described on the operating statements for the Property delivered by Borrower to Lender pursuant to the Security Instruments. NOI shall include, only Rents and Accounts Receivable actually received and earned in accordance with the Uniform System of Accounts (as defined in the Security Instruments) and such other income, including any rent loss or business interruption insurance proceeds, laundry, parking, vending or concession income, late fees, forfeited security deposits and other miscellaneous tenant charges and Expenses actually paid or payable on an accrual basis attributable to such Property on an annualized basis during the applicable period ending on the last day of the month that is two calendar months prior to the month during which the NOI is being calculated, as set forth on operating statements satisfactory to Lender. NOI shall be calculated on an accrual basis in accordance with the Uniform System of Accounts (as defined in the Security Instruments).

          The term "Gross Income" as used herein shall mean with respect to any Property for any given period the gross income derived from the operation of such Property for such period, including Rents and Accounts Receivable.

          Notwithstanding the foregoing, NOI shall not include (a) condemnation or insurance proceeds (excluding rent or business interruption insurance proceeds); (b) any proceeds from the sale, exchange, transfer, financing or refinancing of all or any portion of the Property for which it is to be determined, (c) amounts received from tenants as security deposits; or (d) any other type of income otherwise includible in NOI but paid directly by any tenant to a person or entity other than Borrower or Operating Tenant or their respective agents or representatives, unless such amounts are included as an Expense. For purposes of calculating NOI herein, Rent payable under the Operating Lease shall not be included in the definition of Gross Income or Expenses.

          The term "Expenses" as used herein shall mean, with respect to any Property, for any given period (and shall include the pro rata portion for such period of all such expenses attributable to, but not paid during, such period), all expenses as determined in accordance with the Uniform System of Accounts, by Borrower or Operating Tenant under the Operating Lease, as applicable, during that period in connection with the operation of such Property for which it is to be determined, including without limitation:

          A. expenses for cleaning, repair, maintenance, decoration and painting of the Property (including, without limitation, parking lots and roadways), net of any insurance proceeds in respect of any of the foregoing;

          B. wages (including overtime payments), benefits, payroll taxes and all other related expenses for Borrower's on-site personnel, up to and including (but not above) the level of the on-site manager, engaged in the repair, operation and maintenance of the Property and service to tenants and on-site personnel engaged in audit and accounting functions performed by Borrower;

          C. management fees equal to the greater of (i) the management fee pursuant to the Management Agreement (as defined in the Security Instruments) and (ii) four percent (4%) of Gross Income. Such fees shall include all fees for management services whether such services are performed at such Property or off-site;

          D. franchise fees, reservation fees and other royalties or similar payments equal to the greater of (i) such fees and payments due under the Franchise Agreement (as defined in the Security Instruments) and (ii) five percent (5%) of Gross Income;

          E. the cost of all electricity, oil, gas, water, steam, heat, ventilation, air conditioning and any other energy, utility or similar item and the cost of building and cleaning supplies;

          F. the cost of any leasing commissions and tenant concessions and improvements payable by Borrower pursuant to any Leases which are in effect for such Property during such period as such amounts are recognized in accordance with the Uniform System of Accounts, provided however that in no event less than on a straight line basis during the remaining respective base term (excluding extension, renewal or other option);

          G. Insurance Premiums (as defined in the Security Instruments);

          H. legal, accounting and other professional fees and expenses;

          I. the cost of all equipment to be used in the ordinary course of business, which is not capitalized in accordance with the Uniform System of Accounts;

          J. Taxes and Other Charges (as such terms are defined in the Security Instruments);

          K. advertising and other marketing costs and expenses;

          L. casualty losses to the extent not reimbursed by a third party;

          M. all amounts that are reserved for hereunder and the Security Instruments, including those funds which are deposited into the Replacement Reserve Account or would be required to be deposited in the Replacement Reserve Account in the event the Replacement Reserve Account is not yet established;

          N. all amounts that are required to be reserved for under the Operating Lease, including the Capital Expenditure Reserve (as defined in the Operating Lease), to the extent such amounts are not duplicative of the amounts set forth in clause (M) above; and

          O. a furniture, fixtures and equipment reserve equal to the greater of
(i) such reserves required under the Management Agreement and the Franchise Agreement and (ii) five percent (5%) of Gross Income, to the extent such amounts are not duplicative of the amounts set forth in clause (M) above.

     Notwithstanding the foregoing, Expenses shall not include (i) depreciation or amortization or any other non-cash item of expense unless approved by Lender;
(ii) interest, principal, fees, costs and expense reimbursements of Lender in administering the Loan but not in exercising any of its rights under this Agreement or the other Loan Documents; or (iii) any expenditure (other than leasing commissions, tenant concessions and improvements and replacement reserves) which is properly treatable as a capital item under the Uniform System of Accounts.

  4. Substitution of Properties.  Provided that no Event of Default has occurred
     --------------------------
     and is continuing, Borrower shall have the right to obtain a release of one or more of the Properties from the lien of the related Security Instrument and Loan Documents (a "Substitution Release") upon substitution of another fully licensed and operating hospitality property of comparable type and quality as the Property being released in the place of the Release Premises (a "Substitute Property") owned in fee simple (or leasehold) by a Borrower and leased to the Operating Tenant pursuant to an operating lease, substantially in the same form and content as the Operating Lease, and such Substitute Property is subjected to the lien of a new mortgage, deed of trust, deed to secure debt or similar security instruments, in the same form and substance as the Security Instruments ("Substitute Security Instrument") and to the lien of the Loan Documents, as a first lien thereon and managed by Manager (or an affiliate of Manager as provided for in the Management Agreement) pursuant to the terms of the Management Agreement or a Replacement Management Agreement (as defined in the Security Instruments) and, subject to a Franchise Agreement in compliance with the terms and conditions of Section 3.13 of the Security Instruments and upon compliance with and subject to the conditions set forth in this Section 4; provided, however, that Borrower's rights to such release and substitution shall be conditioned on receipt by Lender of the following:

     (a) evidence which would be satisfactory to a prudent institutional mortgage lender that title to the Release Property has been transferred to a Release Premises Transferee.

     (b) evidence which would be satisfactory to a prudent institutional mortgage lender that the Substitute Property is fully operational and is of similar or higher quality or value to the Release Premises.

     (c) a current Appraisal of the Substitute Property prepared within one hundred eighty (180) days prior to the release and substitution showing (1) an appraised value equal to or greater than the appraised value of the Release Premises as of the date hereof; and (2) an aggregate loan-to-value ratio with respect to the Properties remaining subject to the lien of the Security Instruments after the Substitution Release not greater than the ratio equal to the lesser of (A) the aggregate loan-to-value ratio as of the date hereof with respect to the Properties as set forth on

Schedule B attached and (B) the aggregate loan-to-value ratio with respect to the Properties remaining subject to the lien of the Security Instruments immediately prior to the proposed Substitution Release.

     (d) an opinion of the related Borrower's counsel which would be satisfactory to a prudent institutional mortgage lender stating that (i) the Substitute Security Instrument and the Loan Documents by which the Substitute Property will be encumbered have been duly authorized, executed and delivered by such Borrower and are valid and enforceable in accordance with their terms, subject to bankruptcy and equitable principles, (ii) the related Borrower and Operating Tenant are qualified to do business and in good standing under the laws of the jurisdiction where the Substitute Property is located, or that such Borrower, are not required by Applicable Law (defined in the Security Instruments) to qualify to do business in such jurisdiction, and (iii) based solely on a certificate of the related Borrower the encumbrance of the Substitute Property with the lien of the Substitute Security Instrument and the Loan Documents shall not cause a breach of, or a default under any agreement, document or instrument to which such Borrower is a party or to which it or its properties are bound or affected.

     (e) a certification by the related Borrower that (x) the certificates, opinions and other instruments which have been or are therewith delivered to or deposited with Lender in connection with such release and substitution conform to the requirements of this Agreement and the Security Instruments, (y) all conditions precedent herein have been complied with and (z) all conditions precedent to the delivery of the Substitute Security Instrument and Loan Documents contained in this Agreement have been fulfilled.

     (f) original executed counterparts of the Substitute Security Instrument and the Loan Documents encumbering the Substitute Property and the related operating lease and related collateral, including without limitation, any financing statements or other documents necessary to grant or perfect Lender's first priority security interest in the Personal Property (defined in the Security Instruments) located thereon and the Rents and Accounts Receivable derived therefrom; the principal amount of such Substitute Security Instrument shall equal the face amount of the Note, provided that in the event that the jurisdiction in which the Substitute Property is located imposes a mortgage recording intangibles or similar tax, and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, the principal amount of such Substitute Security Instrument shall equal 125% of the Substitute Allocated Loan Amount (defined below).

     (g) a title insurance policy issued by a title insurance company satisfactory to the Rating Agencies (or, if a Securitization has not occurred, to Lender) insuring the lien of the Substitute Security Instrument on the Substitute Property(ies), in form and substance which would be satisfactory to a prudent institutional mortgage lender insuring that the Substitute Security Instrument is a valid and enforceable first lien on the good and marketable fee simple or leasehold estate, title of the related Borrower to the Substitute Property in an amount equal to the amount of the Loan allocated to the Substitute Property (the "Substitute Allocated Loan Amount"), subject only to standard and customary exceptions and such other exceptions that would be approved by a prudent institutional mortgage lender, together with such affirmative insurance and other endorsements customarily required by a prudent institutional mortgage lender, including a "tie-in" and first loss endorsement satisfactory to Lender, or, if such endorsement is not available in the state in which the Substitute Property is located, insurance in an amount equal to the greater of one hundred twenty five percent (125%) of the Substitute Allocated Loan Amount or the amount on which mortgage or intangibles tax was paid with respect to the Security Instrument for the Substitute Property, together with a "last dollar endorsement". Such title insurance policy shall not contain any exception for any state of facts that an accurate survey might show or that a survey made after the date of the survey referred to in Section 4(l) might show.

     (h) If the Operating Lease for the Release Premises has been terminated pursuant to Section 36.1 of the Operating Lease, and, after giving effect to such Release, the Release Premises Transferor is the owner of a Property that remains encumbered by the lien of the Security Instruments, an estoppel certificate from the Operating Tenant in form satisfactory to Lender stating that the Operating Lease has been terminated and that the Operating Tenant has released the Release Premises Transferor from all liability for the payment of any and all termination payments or any other payments due to the Operating Tenant pursuant to the terms of the Operating Lease and that the Release Premises Transferor has no further liability or obligation in connection with said Operating Lease or, if the Operating Lease on the Release Premises has not been terminated, an estoppel certificate from the Operating Tenant in form satisfactory to Lender that such Operating Lease, as it relates to the Release Premises, is and will remain in full force and effect following the Substitution Release and that the Release Premises Transferor has no liability for the payment of any termination payments or any other payments due to the Operating Tenant pursuant to the terms of the Operating Lease and that the Release Premises Transferor has no further liability or obligation in connection with said Operating Lease.

     (i) evidence which would be satisfactory to a prudent institutional mortgage lender to the effect that the Substitute Property and the use thereof are in substantial compliance with the applicable zoning, subdivision, and all other applicable federal, state or local laws and ordinances affecting the Substitute Property, and that all material building and operating licenses and permits necessary for the use and occupancy of the Substitute Property as a hospitality property or hotel including, but not limited to, current certificates of occupancy, have been obtained and are in full force and effect.

     (j) an environmental report dated within six (6) months prior to delivery which states that the Substitute Property does not contain any Hazardous Substances in violation of Applicable Law (as defined in the Security Instruments) or material risk of contamination from off-site Hazardous Substances.

     (k) payment of all costs and expenses incurred by Lender including reasonable counsel fees and disbursements in connection with the release of any Release Premises and the inclusion of the Substitute Property as collateral, all recording charges, filing fees, taxes, or other expenses, including but not limited to intangibles taxes and documentary stamp taxes in connection with the recording of the Substitute Security Instruments and the lien necessary to grant and perfect Lender a first priority lien on and security interest in the Substitute Property, the Personal Property located therein and the Rents derived therefrom. In the event that the jurisdiction in which the

Substitute Property is located imposes a mortgage recording or intangibles tax, or similar tax, and does not permit the allocation of indebtedness for the purpose of determining the amount of such tax payable, if permitted by applicable law in such jurisdiction, such tax shall be paid on an amount equal to 125% of the Substitute Allocated Loan Amount.

     (l) a recent survey of the Substitute Property(ies) prepared by a land surveyor licensed in the state where the Substitute Property is located pursuant to the then current American Land Title Association/American Congress of Surveying and Mapping standards for title surveys and which would be otherwise satisfactory to a prudent institutional mortgage lender, provided that no structural additions to the improvements shown on such survey or new structures have been made or built since the date of such survey and that there has been no change in the legal description of the Substitute Property since the date of such survey, whether due to sales, transfers, condemnation or otherwise.

     (m) evidence indicating whether the Substitute Property is located within a flood plain.

     (n) a property inspection report dated within six (6) months of delivery prepared by an independent licensed engineer approved by Lender, prepared in accordance with standards employed by prudent institutional mortgage lenders stating, among other things, that the Substitute Property is in good condition and repair and free of material damage or waste and complies in all material respects with the Americans with Disabilities Act, or which otherwise reveals a state of fact that would be satisfactory to a prudent institutional mortgage lender and provided that adequate reserves satisfactory to Lender and the Rating Agencies are established.

     (o) annual operating statements and occupancy statements for the Substitute Property for the recent fiscal year of the owner thereof, together with a year to date operating statement, current occupancy statements, and a budget for the current fiscal year, each certified by the related Borrower, and a certificate of no adverse change since the date thereof executed by the related Borrower, in each case in a form and substance which would be satisfactory to a prudent institutional mortgage lender.

     (p) original certificates and copies of policies of insurance required by Lender under the terms of the Substitute Security Instrument for the Substitute Property.

     (q) evidence of the qualification and good standing of the related Borrower and Operating Tenant (and the principals, if necessary) in the state where the Substitute Property is located unless such qualification is not required in such state by Applicable Law.

     (r) certified copies of all Leases (as defined in the Substitute Security Instrument) with respect to the Substitute Property and tenant estoppel certificates from tenants under Material Leases, as required by Lender, all in a form and substance which would be satisfactory to a prudent institutional mortgage lender.

     (s) certified copies of all material contracts and agreements relating to the management, leasing and operation of the Substitute Property, including, without limitation, the Franchise

Agreement and Management Agreement, each of which shall be in a form and substance which would be satisfactory to a prudent institutional mortgage lender in a transaction of similar type and which comply with the terms and conditions of Section 3.13 of the Security Instruments.

     (t) certified copies of all material consents, licenses and approvals, if any, required in connection with the substitution of a Substitute Property, including liquor licenses and evidence that such consents, licenses and approvals are in full force and effect or, in the event that a liquor license cannot be issued to Borrower until Borrower has acquired title to the Substitute Property or to the Operating Tenant until the Operating Tenant has taken possession of the Substitute Property under the related Operating Lease, certified copies of a temporary liquor license or concession arrangement that is in full force and effect that permits the sale and consumption of liquor and alcoholic beverages at the Substitute Property.

     (u) a certificate by the related Borrower and the other Borrowers certifying that all of the representations and warranties contained in the Security Instruments and in the other Loan Documents, after giving effect to the substitution of the Substitute Property, are true and correct in all material respects with respect to the Substitute Property and that there is no Event of Default hereunder.

     (v) a certificate of the related Borrower and the other Borrowers certifying, together with other evidence that would be satisfactory to a prudent institutional mortgage lender that, after the substitution of a Substitute Property and the release of the Release Premises, (i) the Aggregate Debt Service Coverage Ratio for the twelve (12) month period immediately preceding the calendar month prior to the date of the Substitution Release with respect to all Properties remaining subject to the lien of the Security Instruments shall be equal to or greater than (A) the Origination DSCR, and (B) the Current DSCR and
(ii) the Debt Service Coverage Ratio (defined in the Substitute Security Instrument) for the twelve month period immediately preceding the Substitution Release with respect to the Substitute Property is equal or greater than the Debt Service Coverage Ratio at origination with respect to the Release Premises being replaced by the Substitute Property.

     (w) UCC Searches with respect to the Substitute Property and the related Borrower in the state where the Substitute Property is located and the jurisdictions where such person has its principal place of business.

     (x) a franchisor estoppel and recognition letter from the franchisor under the Franchise Agreement for the Substitute Property in a form and substance that would be satisfactory to a prudent institutional mortgage lender.

     (y) a certified copy of (i) the operating lease for the Substitute Property between the related Borrower and Operating Tenant or (ii) an amendment to the Operating Lease to include the Substitute Property, in either case in a form and substance that would be satisfactory to a prudent institutional mortgage lender, together with a Subordination, Non-Disturbance and Attornment Agreement with respect to such operating lease.

     (z) a certified copy of (i) the management agreement for the Substitute Property between Operating Tenant and Manager or (ii) an amendment to the Management Agreement to include the Substitute Property, in either case in a form and substance that would be satisfactory to a prudent institutional lender together with an Assignment of Management Agreement and Subordination of Management Fees in the same form and substance as with respect to the Release Premises.

     (aa) a certificate of the related Borrower dated the date of the substitution, certifying (i) the names and true signatures of the incumbent officers of such person authorized to sign the applicable Loan Documents, (ii) the by-laws of such person as in effect on the date of the substitution of the Substitute Property, (iii) the resolutions of such person's board of directors approving and authorizing the execution, delivery and performance of all Loan Documents executed by such person, and (iv) that there have been no changes in the certificate of incorporation of such person since the date of the most recent certification thereof by the appropriate Secretary of State.

     (bb) certified copies of the most recent quality assurance reports or similar reports of inspection or compliance from the franchisor under any Franchise Agreement or Management Agreement (the "Quality Assurance Reports"), if any.

     (cc) if the related Borrower owns a leasehold estate in the Substitute Property, (i) a certified copy of the Ground Lease for the Substitute Property, together with all amendments and modifications thereto and a recorded memorandum thereof, which Ground Lease would be satisfactory in all respects to a prudent institutional mortgage lender and which contains customary leasehold mortgagee provisions and protections, and which shall provide, among other things, (A) for a remaining term of no less than 10 years from the Maturity Date, (B) that the Ground Lease shall not be terminated until Lender has received notice of a default thereunder and has had a reasonable opportunity to cure or complete foreclosure, and fails to do so in a diligent manner, (C) for a new lease on the same terms to the Lender as tenant if the Ground Lease is terminated for any reason, (D) the non-merger of fee and leasehold interests, and (E) that insurance proceeds and condemnation awards (from the fee interest as well as the leasehold interest) will be applied pursuant to the terms of the Substitute Security Instrument, and (ii) a ground lease estoppel executed by the fee owner and ground lessor of the Substitute Property, acceptable to Lender.

     (dd) if a Securitization has occurred, an opinion of the related Borrower's counsel reasonably satisfactory to Lender stating, among other things, that the tax qualification and status of the REMIC will not be adversely affected or impaired as a result of the substitution of the Substitute Property.

     (ee) such other certificates, opinions, documents and instruments relating to the substitution reasonably requested by Lender, its counsel or the Rating Agencies, and all corporate and other proceedings and all other documents (including, without limitation, all documents referred to herein and not appearing as exhibits hereto) and all legal matters in connection with the substitution shall be satisfactory in form and substance to Lender in its reasonable discretion.

     (ff) if a Securitization has occurred, written confirmation from the Rating Agencies that the substitution of the Substitute Property for the related Release Premises shall not result in a withdrawal, downgrade or qualification of the then current ratings by the applicable Rating Agencies of the Securities and otherwise in form and substance satisfactory to Lender and its counsel.

     (gg) the aggregate Allocated Loan Amounts applicable to the total number of Release Premises which shall be the subject of any Substitution Release pursuant to this Section shall not exceed $83,500,000.00.

          Simultaneously with compliance of the conditions set forth above in this Section 4, Lender shall (i) release the lien of the related Security Instrument with respect to the Release Premises being replaced with the Substitute Property, and (ii) adjust the Allocated Loan Amounts as Lender deems reasonably necessary to incorporate the Substitute Allocated Loan Amount.

          Upon the substitution of a Substitute Property in accordance with the terms and conditions of this Section 4, such Substitute Property shall be deemed a Property, and the Substitute Allocated Loan Amount shall be deemed an Allocated Loan Amount for all purposes under this Agreement.

 5.  Lock-box Account.
     ----------------

     (a) Upon the occurrence and continuance of an Event of Default, Borrower shall establish and maintain a segregated Eligible Account (defined below) (the "Lockbox Account") to be held by Lender, which Lockbox Account shall be under the sole dominion and control of Lender. Borrower hereby grants to Lender a first priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Borrower will not in any way alter or modify the Lockbox Account and will notify Lender of the account number thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower.

     (b) Upon the establishment of the Lockbox Account, Borrower shall, or shall cause the Operating Tenant to, deposit the Rent under the Operating Lease directly into the Lockbox Account, and, if the Operating Lease has been terminated and there is no Replacement Operating Lease (as defined in the Security Instruments), and with respect to the Office portion of the Property identified as the Radisson, in Chicago, Illinois, Borrower shall, or shall cause each Manager (as defined in the Security Instruments), to deliver written instructions to all tenants under Leases and credit card companies to deliver all Rents and Accounts Receivable payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause each Manager, to deposit all amounts received by Borrower or Manager constituting Rents and Accounts Receivable into the Lockbox Account within one (1) Business Day of receipt thereof.

     (c) All funds on deposit in the Lockbox Account shall be applied by Lender to the payment of any amounts then due and payable under the Loan Documents in such order and priority as Lender in sole discretion shall determine.

     (d) The insufficiency of funds on deposit in the Lockbox Account shall not absolve Borrower of the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

     (e) The following capitalized terms shall have the meanings set forth below:

          "Eligible Account"  shall mean shall mean a separate and identifiable
           ----------------
account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution (defined below) or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. (S)9.10(b), having in either case a combined capital and surplus of at least Fifty Million and No/100 Dollars ($50,000,000) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

          "Eligible Institution" shall mean a depository institution or trust
           --------------------
     company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor's Ratings Group, P-1 by Moody's Investors Service, Inc., D-1 by Duff & Phelps Credit Rating Co. and F-1+ by Fitch Investors Service, L.P. in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of accounts in which funds are held for more than thirty (30) days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch Investors Service, L.P., Duff & Phelps Credit Rating Co. and Standard & Poor's Ratings Group and "Aaa" by Moody's Investors Service, Inc).

 6.  Replacements and Replacement Reserve.
     ------------------------------------

     (a) Commencing on the First Payment Date and on each Payment Date thereafter, Borrower shall pay to Lender one twelfth of the amount (the "Replacement Reserve Monthly Deposit") equal to two (2) percent (2%) of the Gross Income for the Properties projected by Lender for the current calendar year, to be applied to maintain and replace the furniture, fixtures and equipment used in connection with the operation of each Property, including those items as set forth in the Approved Capital Budget (as defined in the Security Instruments) for each Property (collectively, the "Replacements"), and amounts so deposited shall hereinafter be referred to as the "Replacement Reserve Fund". Lender will maintain the Replacement Reserve Fund in a segregated account (the "Replacement Reserve Account") and the Replacement Reserve Fund shall be invested and reinvested by Lender, at Borrower's direction, in one or more Eligible Investments, subject to the following restrictions: (A) such Eligible Investments and the proceeds thereof shall be deemed a part of the Replacement Reserve Fund; (B) each such Eligible Investments shall be made in the name of Lender (in its capacity as such) or in the name of a nominee of Lender under its complete and exclusive dominion and control or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered; (C) Lender shall have the sole control over such investment, the income thereon and the proceeds thereof;
(D) other than investments described in clause (B) above, any certificate or other instrument evidencing such investment shall be delivered directly to Lender or its agent; (E) the proceeds of each investment shall be remitted by the purchaser thereof directly to Lender and (F) Lender shall not be liable for any loss sustained on the investment of any funds constituting a part of the Replacement Reserve Fund.

     (b) Borrower hereby grants a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Replacement Reserve Fund and the Replacement Reserve Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Replacement Reserve Fund or the Replacement Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt (as defined in the Security Instruments) in any order in its sole discretion. Until expended or applied as above provided, the Replacement Reserve Fund shall constitute additional security for the Debt.

     (c) (i) After the commencement of Borrower's obligation to make the Replacement Reserve Monthly Deposit pursuant to Section 6(a), Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for
Replacements.   Lender shall not be obligated to make disbursements from the
Replacement Reserve Account to pay for or to reimburse Borrower for the costs of routine maintenance (other than the regular replacement of furniture, fixtures and equipment constituting Replacements or as permitted pursuant to Section 6(e) hereof.) to an individual Property or for costs which are to be reimbursed from the Required Repair Fund (as such term is defined in Section 7 of this Agreement.

          (ii) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in Section 6(a) and Section 6(b) of this Agreement, disburse to Borrower amounts from the Replacement Reserve Account to pay for the actual approved costs of Replacements or to reimburse the Borrower therefor in accordance with the Approved Annual Budget within ten (10) days of Lender's receipt of a request for disbursement in accordance with Section 6(d). In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if an Event of Default exists.

     (d) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall certify as to the following matters: (i) the specific Replacements for which the disbursement is requested, (ii) the amounts requested are for the costs of such Replacements that have been paid or incurred since the immediately preceding request; (iii) the Replacement for which the disbursement is requested is a Capital Expenditure (as defined in the related Operating Lease) that is a permitted expenditure on the current Approved Capital Budget, (iv) the amount requested is less than or equal to the amount budgeted for such Replacement in the current Approved Capital Budget, (v) that all Replacements that were the subject of the prior request for disbursement have been made in substantial accordance with all applicable Legal Requirements (defined below) of any Governmental Authority (defined below) having jurisdiction over the applicable Individual Property to which the Replacements are being provided and the cost of such Replacements has been paid in full. Each request for disbursement shall include a statement setting forth in reasonable detail the persons or entities to which payments were made for the Replacements that were the subject of the prior request for disbursement, together with evidence reasonably satisfactory to Lender of payment of all such amounts for which the prior request for disbursement was made, which evidence may include copies and paid invoices and lien waivers. Prior to Borrower's making of the initial Replacement Reserve Monthly Deposit in accordance with Section 6(a) or thereafter with respect to any calendar month during which a request for disbursement from the Replacement Reserve Fund is not submitted to Lender pursuant to this Section 6(d), Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to Section
3.11 of the Security Instruments an Officer's Certificate setting forth the amounts paid during the preceding calendar month for Replacements and setting forth each person to whom such amounts were paid, the amount paid to each such person and the related Replacement provided by each such person.

     (e) In the event that Borrower requests a disbursement from the Replacement Reserve Account to pay or reimburse Borrower for labor or materials for replacements other than Replacements as defined in Section 6.1(a) above, Borrower shall disclose in writing to Lender why funds in the Replacement Reserve Account should be used to pay or reimburse Borrower for such replacements. If Lender determines that, (i) costs for such replacements are reasonable, (ii) the funds in the Replacement Reserve Account are sufficient to pay for such replacements, and (iii) all other conditions for disbursement under this Agreement have been met, Lender shall disburse funds from the Replacement Reserve Account for such replacements in accordance with the conditions set forth in this Section 6..

     (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than Fifteen Thousand and No/Dollars ($15,000).

     (g) Borrower shall make Replacements when required in order to keep each individual Property in condition and repair consistent with other first class, full service hotel or first class, full service hotel and office properties, as applicable, in the same market segment and under the same franchisor in the metropolitan area in which the respective individual Property is located, and to keep each individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

     (h) Lender reserves the right, at its option, to approve all material contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

     (i) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, Lender shall have the option to withhold any further disbursements from the Replacement Reserve Account and, upon ten (10) days prior written notice, to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and, without providing any prior notice to Borrower, to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

     (j) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 6(i) above, Borrower grants Lender the right, exercisable upon prior written notice to Borrower and during business hours or such other reasonable time, to enter onto any individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Security Instruments. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become liens against any individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any individual Property or the rehabilitation and repair of any individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

     (k) Nothing in this Section 6 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement; (iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

     (l) Upon reasonable prior notice by Lender, Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 6 to enter onto each individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith and to examine all plans and shop drawings relating to such Replacements which are or may be kept at each individual Property. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this Section 6(l), the completion of Replacements pursuant to this Section 6(j) or in connection with the inspections described in
Section 6(m) below.

     (m) If Lender has determined in its reasonable discretion that any Replacements are not being completed in a timely and workmanlike manner or in the event that the amount disbursed for the completion of a single Replacement pursuant to a prior disbursement from the Replacement Reserve Account exceeded Two Hundred Thousand and No/100 Dollars ($200,000), Lender may require an inspection of the applicable individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of such Replacements. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

     (n) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those liens which have been approved in writing by Lender and Permitted Financing (as defined in the Security Instruments).

     (o) In the event that the prior request for disbursement included any amount in excess of Three Hundred Fifty Thousand and No/100 Dollars ($350,000) for any single Replacement requiring construction, installation or completion, Lender may require Borrower to provide Lender with a search of title to the applicable individual Property prior to making any additional disbursements from the Replacement Reserve Account, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable individual Property since the date of recordation of the related Security Instruments and that title to such individual Property is free and clear of all liens (other than the lien of the related Security Instruments and any other liens previously approved in writing by the Lender, if any).

     (p) All Replacements shall comply in all material respects with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

     (q) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender.
All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

     (r) (i) It shall be an Event of Default under this Agreement if (i) Borrower fails to make the initial Replacement Reserve Monthly Deposit in accordance with this Section 6 or (ii) fails to comply with any other provision of this Section 6 and such failure is not cured within thirty (30) days after notice from Lender provided that, if such default cannot reasonably be cured within such 30 day period and Borrower shall have commenced to cure such default within such 30 days period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for so long as it shall require Borrower, in the exercise of due diligence to cure such default, it being agreed that no such extension shall be for a period in excess of 60 days. Upon the occurrence of an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in Section 6(j), or for any other repair or replacement to any individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

          (ii) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

     (s) The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

     (t) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

     (u) The following capitalized terms shall have the meanings set forth below:

       "Eligible Investments" shall mean any one or more of the following investments in obligations or securities acquired at a purchase price of not greater than par, including those issued by Lender or any affiliate of Lender, provided that such obligations or securities are either payable on demand or have a maturity not later than the Business Day immediately prior to the date on which the proceeds thereof are anticipated to be expended or applied pursuant to the terms of the Loan Documents:

               (i) direct obligations of, and obligations fully guaranteed as to payment of principal and interest by, the United States, Federal Home Loan Mortgage Corporation, Federal National Mortgage Association or any agency or instrumentality of the United States of America provided such obligations are backed by the full faith and credit of the United States of America;

               (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia at all times having the highest long-term debt rating of the Rating Agencies, or such lower rating (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

               (ii) commercial or finance company paper which is rated at all times by the Rating Agencies in its highest unsecured commercial or finance company paper rating category or such lower unsecured commercial or finance company paper rating category (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

               (iv) certificates of deposit, demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or of any state thereof and subject to supervision and examination by federal or state banking authorities, provided that the commercial paper or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution or trust company in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company) are rated at all times in the highest rating category for such securities by the Rating Agencies, or such lower category for such securities (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

               (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

               (vi) repurchase obligations with respect to any security
                    described in clauses (a) and (b) of this definition, in each case entered into with a depository institution or trust company (acting as principal) described in clause (d) above;

               (vii)securities (other than stripped bonds or stripped coupons)
                    bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof or the District of Columbia which are rated at all times in the highest rating category of the Rating Agencies, or in such lower category (but not lower than the second highest such rating category of the Rating Agencies) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result by the Rating Agencies;

              (viii)interests in money market funds which at all times have a rating of "AAA" by the Rating Agencies, or such lower rating (but not lower than the second highest rating category of the Rating Agencies for money market funds) as will not or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result from the Rating Agencies; and

               (ix) such other investment bearing interest or sold at a discount acceptable to Lender and the Rating Agencies as will or would not result in the qualification, reduction or withdrawal of the initial ratings assigned in connection with a Securitization by the Rating Agencies, as evidenced by a letter confirming such result from the Rating Agencies; provided that such investment shall be rated at all times by the Rating Agencies not lower than its second highest rating category for investments of such type.

No obligation or security set forth above shall be an Eligible Investment if (i) such obligation or security evidences a right to receive only interest payments or (ii) the right to receive principal and interest payments derived from the underlying investment provide a yield to maturity in excess of one hundred twenty percent (120%) of the yield to maturity at par of such underlying investment.

  "Governmental Authority" shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

  "Legal Requirements" shall mean, with respect to each individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

 7.  Required Repairs; Required Repair Funds.
     ---------------------------------------

     (a) Borrower shall perform the repairs at its Properties, as more particularly set forth on Schedule C hereto (such repairs hereinafter referred to as "Property Required Repairs"). Borrower shall complete each of the Property Required Repairs on or before August 1, 1999. On the date hereof, Borrower shall deposit with Lender an amount equal to 125% of the cost to perform the Property Required Repairs for each Property set forth on Schedule C hereto to the extent such Property Required Repairs have not yet been performed in accordance with this Section 7. Amounts so deposited shall hereinafter be referred to as the "Required Repair Fund". Lender will maintain the Required Repair Fund in a segregated account (the "Required Repair Account") and the Required Repair Fund shall be invested and reinvested by Lender, at Borrower's direction, in one or more Eligible Investments, subject to the following restrictions: (A) such Eligible Investments and the proceeds thereof shall be deemed a part of the Required Repair Fund; (B) each such Eligible Investment shall be made in the name of Lender (in its capacity as such) or in the name of a nominee of Lender under its complete and exclusive dominion and control or, if applicable law provides for perfection of pledges of an instrument not evidenced by a certificate or other instrument through registration of such pledge on books maintained by or on behalf of the issuer of such investment, such pledge may be so registered; (C) Lender shall have the sole control over such investment, the income thereon and the proceeds thereof; (D) other than investments described in clause (B) above, any certificate or other instrument evidencing such investment shall be delivered directly to Lender or its agent;
(E) the proceeds of each investment shall be remitted by the purchaser thereof directly to Lender and (F) Lender shall not be liable for any loss sustained on the investment of any funds constituting a part of the Required Repair Fund.

     (b) Borrower hereby grants a first priority security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and covenants on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Required Repair Fund and the Required Repair Account and shall execute and deliver to Lender such UCC-1 Financing Statements and other documents or instruments as Lender may request in order to grant and perfect such security interest. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Required Repair Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as herein provided, the Required Repair Fund shall constitute additional security for the Debt.

     (c) After Borrower's initial deposit into the Required Repair Account pursuant to paragraph (a) hereof, Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (a) Borrower shall submit a written request for payment to Lender at least ten (10) days prior to the date on which Borrower requests such payment be made and specifies the Property Required Repairs to be paid; (b) on the date such request is received by Lender and on the date such payment is to be made, no Event of Default shall exist and remain uncured; (c) Lender shall have received a certificate from Borrower (i) stating that all Property Required Repairs at the applicable Property funded by the prior requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, (ii) any license, permit or other approval by any Governmental Authority required to commence and/or complete the Property Required Repairs to be funded by the requested disbursement have been obtained, (iii) identifying each person that will supply materials or labor in connection with the Property Required Repairs to be performed at such Property and to be funded by the requested disbursement and including copies of invoices or statements from each such person or entity setting forth the costs for such materials or labor, and (iv) stating that each person or entity that supplied materials or labor in connection with the Property Required Repairs performed at a Property and funded by the prior requested disbursement has been paid all amounts to be paid to such person or entity as set forth in the written request with respect to such prior requested disbursement and setting forth the amount paid to each such person and, if such requested disbursement includes amounts constituting the final payment to any person on account of any Property Required Repairs, such certificate shall be accompanied by lien waivers or other evidence of payment satisfactory to Lender;
(d) at Lender's option if the amount disbursed for Property Required Repairs with respect to an individual Property under the prior requested disbursement exceeded a total of Three Hundred Fifty Thousand and No/100 Dollars ($350,000), a title search for any such Property indicating that such Property is free from all liens, claims and other encumbrances not previously approved by Lender, and
(e) Lender shall have received such other evidence as Lender shall reasonably request that the Property Required Repairs at any Property funded by the prior requested disbursement have been completed and the related costs and expenses have been paid. Lender shall not be required to make disbursements from the Required Repair Account with respect to any such Property more frequently than once per calendar month and unless such requested disbursement is in an amount greater than Fifteen Thousand and No/100 Dollars ($15,000) (or a lesser amount if the total amount in the Required Repair Account is less than Fifteen Thousand and No/100 Dollars ($15,000), in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this paragraph (c). Prior to Borrower's initial deposit of funds into the Required Repair Fund in accordance with paragraph (b) hereof or thereafter with respect to any calendar month during which a request for payment from the Required Repair Fund is not submitted to Lender pursuant to this paragraph (c), Borrower shall deliver to Lender, as a part of the monthly reports to be delivered pursuant to Section 3.11 of the Security Instruments, a certificate setting forth the amounts paid during the preceding calendar month for Property Required Repairs and setting forth each person to whom such amounts were paid, the amount paid to each such person or entity and the related Property Required Repairs performed by each such person.

     (d) Failure to Perform Required Repairs and Make Initial Deposit. It shall be an Event of Default under this Agreement if (i) Borrower does not exercise diligent efforts to complete the Property Required Repairs at each Property by the required deadline for each repair as set forth on Schedule C, or (ii) Borrower does not make the initial deposit into the Required Repair Fund in accordance with paragraph (b) hereof. Upon the occurrence of an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Property Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

  8. Events of Default.  The term "Event of Default" as used in this Agreement
     -----------------
shall have the meaning ascribed to such term in the Note and the Security Instruments.

     Upon the occurrence of an Event of Default or a default beyond applicable notice and grace periods, if any, under this Agreement and, if Lender shall not have exercised its option under clause (i) below, during the continuance thereof, Lender (i) may, at its option and in its sole discretion, declare the Debt immediately due and payable, and (ii) may pursue any and all remedies provided for in the Loan Documents, or otherwise available.

 9.  Sale of Notes and Securitization; Indemnification.
     -------------------------------------------------

     (a) At the request of the holder of the Note and at Borrower's expense, and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale or transfer of the Note or participations or other interests therein or, subject to Section 9(c) below, the first successful securitization (such sale, transfer and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Security Instruments, including, without limitation, to:

               (i) (A) provide such financial and other information with respect to the Properties, the Borrower, the Operating Tenant, the Manager and the Franchisor as is reasonably available to Borrower, (B) provide existing budgets relating to the Properties and (C) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports (including updates of any such information delivered to Lender at the closing of the Loan) and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of independent auditors or opinions of counsel in form reasonably acceptable to the Lender and otherwise acceptable to the Rating Agencies;

               (ii) deliver an opinion of counsel that may be relied upon by Lender and any Rating Agency rating any Securities issued in connection with the Securitization, and their respective successors and assigns, as to nonconsolidation and true sale, if applicable, with respect to Borrower and their affiliates and the Properties, which opinion and counsel shall be reasonably satisfactory to Lender and satisfactory to any such Rating Agency (the "Insolvency Opinion") or any other opinion customary in securitization transactions with respect to the Properties and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

               (iii) (A) deliver one or more Officer's Certificates certifying as to the accuracy in all material respects of all representations made by Borrower in the Loan Documents as of the date of the closing of the Securitization setting forth any then existing facts conflicting with any such representations, (B) deliver certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of each individual Borrower and their respective general partners or managing members, as applicable, as of the date of the Securitization and (C) make such additional representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the

                     Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof; and


               (iv) execute such amendments to the Loan Documents and organizational documents (including, without limitation, the inclusion of the single purpose entity covenants contained in Section 4.2 of the Security Instruments), and establish and fund such reserve funds as and to the extent provided herein or as otherwise may be requested by the Rating Agencies to effect the Securitization; provided, however, that the Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal amount of the Loan set forth herein, or (ii) modify or amend any other economic term or other material term of any Loan Document in a manner that has a material adverse effect on Borrower other than as specifically set forth in this paragraph
                     (iv).

     (b) Borrower understands that certain of the Provided Information and the financial statements, certificates, reports or information required to be provided by Borrower to Lender pursuant to Section 3.11 of the Security Instruments (collectively, the "Required Records") may be included in disclosure documents in connection with the Securitization and the Initial Securitization, (defined below) including, without limitation, a prospectus, prospectus supplement or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and that such Disclosure Documents may be provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization and the Initial Securitization. If required by Lender, Borrower shall review such Disclosure Document and advise Lender in writing of any required revisions to correct inaccuracies with respect to the Provided Information and or the Required Records. In the event that any Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will use reasonable efforts to cooperate with Lender in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects. Lender will promptly discontinue the use of any Disclosure Document upon such holder's receipt of written notice from Borrower that such Disclosure Document requires revision to correct any inaccuracy.

     (c) Borrower acknowledges and agrees that notwithstanding anything to the contrary herein or in any other Loan Document, the transfer of the Loan to LaSalle National Bank as Trustee for Restructured Asset Certificates with Enhanced Returns Series 1998-CML-2 Certificates and the issuance of certificates pursuant thereto (the "Initial Securitization") is not included in and shall not be deemed to be Securitization, as that term is defined herein.

10.  Incorporation of Provisions.  The Note, the Security Instruments and the
     ---------------------------
     other Loan Documents are subject to the conditions, stipulations, agreements and covenants contained herein to the same extent and effect as if fully set forth therein until this Agreement is terminated by the payment in full of the Debt.

11.  Further Assurances.  Borrower shall on demand of Lender do any act or
     ------------------
     execute any additional documents required by Lender to confirm the lien of the Security Instruments.

 12. Representations and Warranties.  Borrower, represents and warrants to
     ------------------------------
     Lender as follows:

     (a) Borrower is duly qualified to do business in the States in which the Properties are located unless such qualification is not necessary pursuant to the applicable laws of the States.

     (b) Borrower (and the undersigned representative, if any, of Borrower) has the full power and authority to execute and deliver this Agreement and the Loan Documents, and the same constitute the legal, valid and binding obligations of Borrower.

     (c) Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such individual Borrower's assets or property, and no individual Borrower has knowledge of any person contemplating the filing of any such petition against it.

     (d) No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact known to Borrower necessary to make statements contained herein or therein not misleading. There is no fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, would materially and adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Borrower.

     (e) No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

13.  Construction of Agreement.  The titles and headings of the paragraphs of
     -------------------------
     this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe the subject matter of such paragraphs and shall not be given any consideration in the construction of this Agreement.

14.  Parties Bound, Etc.  The provisions of this Agreement shall be binding
     ------------------
     upon and inure to the benefit of Borrower, Lender and their respective heirs, executors, legal representatives, successors and assigns (except as otherwise prohibited by this Agreement).

15.  Waivers.  Lender may at any time and from time to time waive any one or
     -------
     more of the conditions contained herein, but any such waiver shall be deemed to be made in pursuance hereof and not in modification thereof, and any such waiver in any instance or under any particular circumstance shall not be considered a waiver of such condition in any other instance or any other circumstance.

16.  Governing Law.   (i) This Agreement shall be deemed to be a contract
       -------------
     entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York, provided however, that with respect to the creation, perfection, priority and enforcement of the lien of the Security Instruments, and the determination of deficiency judgments, the laws of the State where the related Property is located shall apply.

          (ii) Any legal action or proceeding with respect to this Agreement or any other Loan Document and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Borrower hereby accepts, each for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Borrower at its address set forth in Article 15 of the Security Instruments. Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Loan Document brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of Lender, to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Borrower in any other jurisdiction.

17.  Severability.  If any term, covenant or provision of this Agreement shall
     ------------
     be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant or provision.

18.  Notices.  All notices required to be given under the terms of this
     -------
     Agreement shall be given in accordance with and to the addresses set forth in Article 15 of the Security Instruments.

19.  Fees and Expenses.  Borrower shall pay to Lender, upon demand, all
     -----------------
     expenses incurred by Lender in connection with the collection of the Debt, the enforcement of the Loan Documents, and in curing any defaults under the Loan Documents(including, without limitation, reasonable attorneys' fees, which shall include attorney's fees incurred in any trial, appellate or bankruptcy proceeding), with, if any such expenses are past due, interest thereon at a rate per annum equal to the rate of interest payable pursuant to the Note, provided that such interest rate shall in no event exceed the maximum interest rate which Borrower may by law pay, from the date of payment by Lender to the date of payment to Lender, which sums and interest shall be secured by the Security Instruments.

20.  Modification.  This Agreement may not be modified, amended or terminated,
     ------------
     except by an agreement in writing executed by the parties hereto.

21.  No Oral Agreements.  ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND
     ------------------
     CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY AGREE IN WRITING TO MODIFY IT.

22.  Definitions.  Capitalized terms not defined herein shall have the meaning
     -----------
     set forth in the Security Instruments. In addition to the foregoing, the word "person" shall include an individual, corporation, partnership, limited liability company, trust, unincorporated association, government, governmental authority and any other entity.

23.  Recourse.  The provisions of Article 14 of the Note are hereby
     --------
     incorporated by reference to the fullest extent as if the text of such Article were set forth in its entirety herein.

     IN WITNESS WHEREOF, Borrower and Lender have duly executed this Agreement the day and year first above written.

                    BORROWERS:


                    EQUISTAR IRVINE COMPANY, L.L.C., a Delaware limited liability company

                    By:  MeriStar Hospitality Operating Partnership, L.P.,
                         a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner



                         By:  ______________________________
                               Name:
                               Title:


                    CAPSTAR SACRAMENTO COMPANY, L.L.C., a Delaware limited liability company

                     By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                          By: MeriStar Hospitality Corporation, a Maryland
                              corporation, its general partner

                              By:  __________________________
                                   Name:
                                   Title:

                    MERISTAR SECURED HOLDINGS LLC, a Delaware limited liability company

                    By:  MeriStar Hospitality Operating Partnership, L.P.,
                         a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner


                         By:  _______________________________
                              Name:
                              Title:


                    CAPSTAR SAN FRANCISCO COMPANY, L.L.C., a Delaware limited liability company

                    By:  MeriStar Hospitality Operating Partnership, L.P.,
                         a Delaware limited  partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner


                              By:  ___________________________
                                   Name:
                                   Title:


                    EQUISTAR COLORADO COMPANY, L.L.C, a Delaware limited liability company

                    By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner


                              By:  ___________________________
                                   Name:
                                   Title:

                    CAPSTAR ENGLEWOOD COMPANY, L.L.C., a Delaware limited liability company

                    By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner


                              By:  ___________________________
                                   Name:
                                   Title:


                    CAPSTAR CHICAGO COMPANY, L.L.C., a Delaware limited liability company

                    By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner


                              By:  ___________________________
                                   Name:
                                   Title:


                    CAPSTAR INDIANAPOLIS COMPANY, L.L.C., a Delaware limited liability company

                    By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner


                              By:  ___________________________
                                   Name:
                                   Title:

                    CAPSTAR LAFAYETTE COMPANY, L.L.C., a Delaware limited liability company

                    By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner

                         By:  ________________________________
                              Name:
                              Title:


                    CAPSTAR ALBUQUERQUE COMPANY, L.L.C., a Delaware limited liability company

                    By:  MeriStar Hospitality Operating Partnership, L.P.,
                         a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner

                         By:  ________________________________
                              Name:
                              Title:


                    EQUISTAR ARLINGTON PARTNERS, L.P., a Delaware limited partnership

                    By: MeriStar SPE LLC, a Delaware limited liability company, its general partner

                         By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                              By:  MeriStar Hospitality Corporation, a
                                   Maryland corporation, is general partner

                                        By:  ______________________________
                                             Name:
                                             Title:

                    EQUISTAR SALT LAKE COMPANY, L.L.C., a Delaware limited liability company

                    By:  MeriStar Hospitality Operating Partnership, L.P.,
                         a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner

                              By:  __________________________
                                   Name:
                                   Title:


                    MADISON MOTEL ASSOCIATES, LLP, a Wisconsin limited liability partnership

                    By: MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership, its managing member

                         By: MeriStar Hospitality Corporation, a Maryland corporation, its general partner

                              By:  ___________________________
                                   Name:
                                   Title:

                    LENDER:

                    SECORE FINANCIAL CORPORATION, a Pennsylvania corporation


                    By:  _____________________________________
                         Name:
                         Title: